UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2024

Fisker Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1888 Rosecrans Avenue

Manhattan Beach, California 90266

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 434-7537

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSRN	OTC Pink Current Information

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on July 10, 2023, Fisker Inc. (the “Company”) entered into a Securities Purchase Agreement (as amended, modified, and waived from time to time, the “Securities Purchase Agreement”) with an institutional investor (the “Investor”) pursuant to which the Company agreed to sell, and the Investor agreed to purchase, 0% senior convertible notes due 2025 (the “Series A-1 Notes”) in a registered direct offering. On September 29, 2023, the Company agreed to sell, and the Investor agreed to purchase, additional 0% senior convertible notes due 2025 (the “Series B-1 Notes” and together with the Series A-1 Notes, the “Notes”) in a registered direct offering. Capitalized terms used herein but not defined have the meanings as set forth in the Securities Purchase Agreement or the Notes, as applicable.

As previously reported, on March 25, 2024, the New York Stock Exchange (the “NYSE”) notified the Company that it had determined to immediately suspend trading in the Company’s Class A common stock and commence proceedings to delist the Company’s Class A common stock. On April 2, 2024, an Event of Default occurred under the Notes as a result of the suspension from trading of the Class A Common Stock on the NYSE for a period of 5 consecutive Trading Days (the “Suspension Default”).

In addition, the Company did not pay the Installment Amount due on the March 29, 2024 Installment Date under the Series B-1 Notes, resulting in an Event of Default under the Notes (the “B-1 Payment Default”).

As previously disclosed on April 4, 2024:

•

as a result of such Events of Default, the Investor, among other things, has acquired certain rights and remedies, including the right to accelerate the Notes by requiring the Company to immediately redeem 100% of the outstanding Notes at the Event of Default Redemption Price, including any other amounts due under the Notes (the “Event of Default Redemption Right”), and accelerated the Notes pursuant to the Event of Default Redemption Right by delivering an Event of Default Redemption Notice on April 4, 2024 to demand immediate redemption of the Notes in connection therewith; and

•

the Company, certain subsidiaries of the Company who are guarantors of the Notes (the “Guarantors” and together with the Company, the “Obligors”) and the Investor (in its capacity as collateral agent and noteholder) entered into a forbearance agreement (the “Prior Forbearance Agreement”) pursuant to which the Investor agreed to, among other things, forbear from enforcing its right to immediate redemption as demanded in the Event of Default Redemption Notice and forbear from exercising any of its other default-related rights and remedies against the Company and the other Obligors with respect to (i) the suspension from trading or the failure of the Company’s Class A common stock to be trading or listed on an Eligible Market for a period of five (5) consecutive Trading Days, (ii) the Company’s failure to pay certain Installment Amounts due on March 29, 2024 (in the case of the Series B-1 Notes) and April 11, 2024 (in the case of the Series A-1 Notes), (iii) the failure by the Company to make a required interest payment due on the 2026 Notes (previously due on March 15, 2024) by April 14, 2024, and (iv) the delisting of the Company’s Class A common stock from an Eligible Market (such events described in clauses (i) through (iv), collectively, the “Specified Defaults”). The forbearance period under the Prior Forbearance Agreement commenced on April 4, 2024 and ended on April 21, 2024.

On April 21, 2024, the Obligors and the Investor entered into a forbearance agreement (the “Forbearance Agreement”) pursuant to which the Investor (in its capacity as collateral agent and noteholder) agreed, subject to the terms set forth in the Forbearance Agreement, to continue to temporarily forbear from enforcing its right to immediate redemption as demanded in the Event of Default Redemption Notice and from exercising any of its other default-related rights and remedies against the Company and the other Obligors solely with respect to the Specified Defaults, for a period commencing on April 21, 2024 and ending on the earlier of (a) May 1, 2024 and (b) the occurrence of any Forbearance Default (as defined in the Forbearance Agreement).

A Forbearance Default includes, among other things, (i) the failure of any Obligor to comply in any material respect with any covenant or agreement set forth in the Forbearance Agreement, (ii) the occurrence of any Event of Default (other than the Specified Defaults described above), (iii) the Company or any Subsidiary engaging in any transaction (including the incurrence of Indebtedness), making any dividend, investment, payment or transfer, or taking any other action (or forbearing from taking any action), in each case, outside the ordinary course of business (taking into consideration the current circumstances of the Company and its Subsidiaries), (iv) the commencement of any action, suit, litigation, investigation or other proceeding against the Company or any of its subsidiaries by (x) the holders of any of the 2.50% Convertible Senior Notes due 2026 (the “2026 Notes”) issued by the Company pursuant to the indenture, dated as of August 17, 2021, between the Company and U.S. Bank National Association, as trustee (the “2026 Notes Trustee”), (y) the 2026 Notes Trustee or (z) any other person on behalf of the holders of the 2026 Notes, seeking enforcement of, redemption of, acceleration of or other similar remedies with respect to, the 2026 Notes or the obligations of the Company thereunder, (v) the voluntary commencement by the Company or any Subsidiary (or the involuntary commencement against the Company or any Subsidiary) of, among other things, any proceedings under the Bankruptcy Code or any other similar debtor relief laws of the United States or other applicable jurisdictions, as described further in the Forbearance Agreement, (vi) the failure of the Company to provide, by April 26, 2024, written responses, certified by a responsible officer, to specified information requests and (vii) if the Company revokes or modifies in any material respect the delegation of authority of the CRO (as defined below).

In addition, in connection with entry into the Forbearance Agreement, the Company agreed to, among other things:

•

provide the Investor with a 13-week budget and cash flow forecast for the Company and its Subsidiaries in a form and substance acceptable to the Investor (the “Approved Budget”), and, except for the payment of fees and expenses of professional advisors, agreed to not use, transfer or expend any funds or monies for any purpose other than as set forth in the Approved Budget (or as expressly agreed to in writing by the Investor), subject to Permitted Variance (as defined in the Forbearance Agreement);

•

establish a committee of the Board of Directors (the “Board”) of the Company (the “Transaction Committee”) and, along with its US subsidiaries, appoint a chief restructuring officer (“CRO”), who shall report directly to the Transaction Committee, who shall have sole authority with respect to, among other things, (i) decision-making regarding the sale process of the business and/or assets of the Company and its Subsidiaries (whether (or not) as a going-concern or as part of a liquidation), (ii) approval of and compliance with the Approved Budget, (iii) interacting with and directing the Company’s professionals, (iv) oversight of cash management of the Company and its US Subsidiaries and (v) interacting with and repatriation of cash, if possible, from non-US Subsidiaries; and

•	provide responses to diligence and other information requests made by the Investor and/or its advisors, as described further in the Forbearance Agreement.

The foregoing description of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2024, Mark E. Hickson resigned from the Board and the Audit Committee of the Board. Mr. Hickson’s resignation was not a result of any disagreement with the Company.

On April 21, 2024, the Board appointed Michael Healy as Chief Restructuring Officer of the Company. Mr. Healy is a Senior Managing Director of FTI Consulting, Inc. (“FTI”), a management advisory and consulting firm. Mr. Healy specializes in restructuring and reorganizations. Mr. Healy has served as Chief Restructuring Officer, President, Chief Executive Officer and Chief Financial Officer to distressed companies previously. Mr. Healy has extensive experience which includes advising companies, creditors, shareholders and other interested parties on restructuring transactions both in Chapter 11 and in non-bankruptcy driven resolutions.

Effective March 30, 2024, the Company and FTI entered into an interim management engagement letter in the event Mr. Healy were to be appointed as the Company’s Chief Restructuring Officer. FTI’s fees for such services will be billed based on time worked, plus reimbursable expenses at costs.

Pursuant to the terms of the Forbearance Agreement, if the Investor has not accepted an offer for the purchase of its Notes by 12:01am (Prevailing Eastern Time) on April 25, 2024, Mr. Healy will be immediately and automatically replaced with John D. DiDonato as Chief Restructuring Officer.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Forbearance Agreement

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2024	FISKER INC.

	By:	/s/ Dr. Geeta Gupta-Fisker
Dr. Geeta Gupta-Fisker
Chief Financial Officer and Chief Operating Officer